Fifth Third Bank Auto Receivables Trust 1996-B            EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Feb-97            28-Feb-97
Distribution Date:    17-Mar-97                       Per $1,000 of
                                                         Original
                                                        Class A /
Statement for Class A and Class B                        Class B
  Certificateholders Pursuant to Section 4.7           Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $12,847,193.27    $33.46983745
          Class B Certificate Amount     $966,993.04    $33.46923162

(ii)  Interest Distribution
          Class A Certificate Amount   $1,696,321.78     $4.41930101
          Class B Certificate Amount     $132,631.90     $4.59060986

(iii)  Servicing Fee                     $282,791.43     $0.68516314

(iv)  Class A Certificate Balance
         (after principal distributions)             $302,747,555.84
        Class A Pool Factor
         (after principal distributions)                   0.7887257
        Class B Certificate Balance
         (after principal distributions)              $22,787,973.36
        Class B Pool Factor
         (after principal distributions)                   0.7887295

(v)  Total Pool Balance
         (end of Collection Period)                  $325,535,529.20

                                      Current Period      Cumulative
vi)     Defaulted Receivables            $391,159.37   $1,093,340.46
         Liquidation Proceeds            $108,911.73     $265,906.54
         Aggregate Net Losses            $282,247.64     $827,433.92

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                    $0.00
          Interest Portion                                     $0.00

(viii)  Class A Interest Carryover Shortfall                   $0.00
          Class B Interest Carryover Shortfall                 $0.00
          Class A Principal Carryover Shortfall                $0.00
          Class B Principal Carryover Shortfall                $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)        $16,276,776.46

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)     $16,276,776.46